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                                                                   Exhibit 10.95


                       REIMBURSEMENT AGREEMENT dated as of
                    MAY 20, 1996 between Ciba-Geigy Limited,
              a Swiss Corporation ("Ciba"), and CHIRON CORPORATION,
                        a Delaware corporation ("Chiron")



          WHEREAS   Ciba, Ciba-Geigy Corporation, a New York corporation, Ciba
Biotech Partnership, Inc., a Delaware corporation, and Chiron have entered into the Investment Agreement dated as of November 20, 1994 (as amended, supplemented and in effect from time to time, (the "Investment Agreement");

          WHEREAS   Chiron has entered into the Revolving Credit Agreement dated as of March 23, 1996 (as amended, supplemented and in effect from time to time (the "Credit Agreement") with Morgan Guaranty Trust, a company of New York (the "Bank") as contemplated by Section 5.12(b) of the Investment Agreement;

          WHEREAS   Ciba has issued to the Bank its Guarantee dated MAY 20, 1996
(the "Guarantee"), in respect of all of Chiron's obligations under the Credit Agreement and the note issued thereunder (collectively, the "Guaranteed Obligations"), in accordance with Section 5.12(a) of the Investment Agreement;

          WHEREAS   the Investment Agreement provides that Chiron shall enter
into a reimbursement agreement in respect of the Guarantee, as provided for in
Section 5.12(c) of the Investment Agreement.



          NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto and hereby agree as follows:

          SECTION 1. In the event that any amounts (including amounts paid as a tax gross-up) are paid by Ciba to any holder of any Guaranteed Obligations in respect of Ciba's Guarantee (a "Guarantee Payment"), Ciba shall have all rights against Chiron arising as a result of such payment as it shall have under applicable law, by way of right of subrogation or otherwise. Accordingly, and in furtherance thereof, Chiron shall, on each date that Ciba makes any Guarantee Payment, fully reimburse Ciba for such Guarantee Payment in immediately available funds payable to such account as shall be specified by Ciba; PROVIDED that,


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in the event that any Guaranteed Obligations that are payable and due on such date have not been paid in full, such reimbursement shall be postponed until the date that such Guaranteed Obligations shall have been paid in full; PROVIDED FURTHER that interest on such postponed reimbursement amounts shall accrue pursuant to Section 3 hereof from the date that Ciba makes the relevant Guarantee Payment, notwithstanding the postponement of the date for such reimbursement pursuant to the foregoing proviso.

          SECTION 2. (a) Chiron agrees to pay all reasonable out-of-pocket costs and expenses incurred by Ciba in connection with (i) the Guarantee and
(ii) the enforcement or protection of its rights in connection with this Agreement and the Guarantee, including the fees, charges and disbursements of counsel for Ciba.

          (b) Chiron agrees to indemnify Ciba and each of its respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of the Credit Agreement, the Guarantee or this Agreement, the performance by the parties thereto or their respective obligations thereunder or the consummation of the transactions contemplated thereby and hereby (ii) the use of the proceeds of the advances made under the Credit Agreement (the "Advances") or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee; PROVIDED, FURTHER, that such indemnity shall not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses arising out of, in any way connected with, or as a result of the execution or delivery of the Investment Agreement, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby (other than losses, claims, damages, liabilities or related expenses incurred by or asserted against Ciba in its capacity as the guarantor under the Guarantee).

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                                                                               3




          (c) The provisions of this Section 2 shall remain operative and in full force and effect regardless of the expiration of the term of the Investment Agreement or the Credit Agreement, the consummation of the transactions contemplated thereby, the repayment of any of the Advances, the invalidity or unenforceability of any term or provision of this Agreement, the Credit Agreement, the Investment Agreement or the Guarantee or any investigation made by or on behalf of Ciba. All amounts due under this
Section 2 shall be payable on written demand therefor.

          SECTION 3. If Chiron shall default in the payment of any reimbursement under Section 1 hereof or any other amount becoming due under
Section 2 hereof, Chiron shall on demand from time to time pay interest on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum equal to 2-1/2% per annum in excess of the Bank's Prime Rate (as defined in, and calculated in accordance with, the Credit Agreement) in effect from time to time.

          SECTION 4. Ciba reserves its right to require Chiron to, and promptly after Ciba's request Chiron shall, fully collateralize Chiron's obligations hereunder and agree to a negative pledge with respect to such collateral, all as further described in Section 5.12(c) of the Investment Agreement.

          SECTION 5. If any reimbursement payment in respect of a Guarantee Payment received by Ciba is, on the subsequent liquidation or insolvency of Chiron, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of Chiron to Ciba and this Agreement will continue to apply as if such payment had at all times remained owing by Chiron.

          SECTION 6. All payments by Chiron under this Agreement shall be made without deduction for any taxes or other withholdings; PROVIDED, HOWEVER, that, if Chiron shall be required by law to deduct any such amounts from any sum payable hereunder, the sum payable shall be increased by the amount necessary so that, after making all the required deductions, Ciba shall receive an amount equal to the sum it would have received had no such deductions been made.

          SECTION 7. Chiron hereby warrants, represents and covenants that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute,


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deliver and perform this Agreement, and that this Agreement constitutes a legal, valid and binding obligation of Chiron enforceable in accordance with its terms.

          SECTION 8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   CIBA-GEIGY LIMITED,

                                        by /s/ Peter Rupprecht
                                           --------------------------------
                                           Name:  Peter Rupprecht
                                           Title: Corporate Counsel


                                        by /s/    Peter Burgin
                                           --------------------------------
                                           Name:  Peter Burgin
                                           Title: Treasurer of International
                                                  Finance Companies

                                   CHIRON CORPORATION,

                                        by /s/    J.E. Kent
                                           --------------------------------
                                           Name: James Kent
                                           Title: Treasurer